                                                                      Exhibit 11

              Continental Medical Systems, Inc. and Subsidiaries
                       Computation of Earnings per Share

                                                                       THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                            MARCH 31,                    MARCH 31,
                                                                        1995        1994              1995       1994
                                                                    ----------------------          -------------------
                                                                            (In thousands, except per share data)
PRIMARY:

   Shares outstanding at beginning of period                          38,539        37,550            38,359     36,935
   Weighted average shares issued pursuant to:
     Employee benefit plans                                               85            74               127        146
     Acquisition agreements                                                                              105        307
   Dilutive effect of outstanding stock options                           27           494                95        338
   Contingent shares issuable pursuant to acquisition
    agreements                                                           303           401               330        455
                                                                    ---------     ---------         ---------  ---------
   Weighted average number of shares and equivalent
    shares outstanding                                                38,954        38,519            39,016     38,181
                                                                    =========     =========         =========  =========

   Net income                                                        $ 3,762       $ 4,170           $ 3,854    $15,531
   Additional goodwill amortization from contingent
    shares issuable pursuant to acquisition agreements                                 (44)              (44)      (132)
                                                                    ---------     ---------         ---------  ---------
   Adjusted net income used in primary calculation                    $3,762        $4,126            $3,810    $15,399
                                                                    =========     =========         =========  =========
   Net income per share and equivalent share                           $0.10         $0.11             $0.10      $0.40
                                                                    =========     =========         =========  =========

FULLY DILUTED:

   Weighted average number of shares and equivalent
    shares used in primary calculation                                38,954        38,519            39,016     38,181
   Additional dilutive effect of stock options                            93                              26        113
   Additional dilutive effect of contingent shares issuable
    pursuant to acquisition agreements                                   226            82               226         82
   Assumed conversion of dilutive convertible debentures                 262           234               262        234
                                                                    ---------     ---------         ---------  ---------
   Fully diluted weighted average number of shares and
    equivalent shares outstanding                                     39,535        38,835            39,530     38,610
                                                                    =========     =========         =========  =========

   Net income used in primary calculation                             $3,762        $4,126            $3,810    $15,399
   Adjustment for interest expense, net of related income
    tax benefits                                                          20            23                45         69
                                                                    ---------     ---------         ---------  ---------

   Adjusted net income used in fully diluted calculation              $3,782        $4,149            $3,855    $15,468
                                                                    =========     =========         =========  =========
   Fully diluted net income per share and equivalent share             $0.10         $0.11             $0.10      $0.40
                                                                    =========     =========         =========  =========